U.S. Bancorp 4Q20 Earnings Conference Call January 20, 2021 Exhibit 99.2

Forward-looking Statements and Additional Information The following information appears in accordance with the Private Securities Litigation Reform Act of 1995: This presentation contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date hereof. These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of U.S. Bancorp. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. The COVID-19 pandemic is adversely affecting U.S. Bancorp, its customers, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on its business, financial position, results of operations, liquidity, and prospects is uncertain. Continued deterioration in general business and economic conditions or turbulence in domestic or global financial markets could adversely affect U.S. Bancorp’s revenues and the values of its assets and liabilities, reduce the availability of funding to certain financial institutions, lead to a tightening of credit, and increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices could affect U.S. Bancorp in substantial and unpredictable ways. U.S. Bancorp’s results could also be adversely affected by changes in interest rates; further increases in unemployment rates; deterioration in the credit quality of its loan portfolios or in the value of the collateral securing those loans; deterioration in the value of its investment securities; legal and regulatory developments; litigation; increased competition from both banks and non-banks; civil unrest; changes in customer behavior and preferences; breaches in data security; failures to safeguard personal information; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; and management’s ability to effectively manage credit risk, market risk, operational risk, compliance risk, strategic risk, interest rate risk, liquidity risk and reputation risk. For discussion of these and other risks that may cause actual results to differ from expectations, refer to U.S. Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2019, on file with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Corporate Risk Profile” contained in Exhibit 13, and all subsequent filings with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, including the section entitled “Risk Factors” in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2020. In addition, factors other than these risks also could adversely affect U.S. Bancorp’s results, and the reader should not consider these risks to be a complete set of all potential risks or uncertainties. Forward-looking statements speak only as of the date hereof, and U.S. Bancorp undertakes no obligation to update them in light of new information or future events. This presentation includes non-GAAP financial measures to describe U.S. Bancorp’s performance. The calculations of these measures are provided in the Appendix. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

4Q20 Highlights * Taxable-equivalent basis; see slide 29 for calculation ** Common equity tier 1 capital to risk-weighted assets, reflecting the full implementation of the current expected credit losses methodology was 9.3% as of 12/31/20. *** Earnings returned (millions) = total common dividends paid and value of total treasury shares repurchased

Performance Ratios Efficiency Ratio** & Net Interest Margin*** Return on Average Common Equity Return on Tangible Common Equity** Return on Average Assets 1.44%* 14.1%* 18.1%* 60.3% * Excluding notable items; see slides 29 and 30 for calculations ** Non-GAAP; see slides 29 and 30 for calculations *** Net interest margin on a taxable-equivalent basis

Digital Engagement Trends Three months ended Three months ended * Represents core Consumer Banking customers active in at least one channel in the previous 90 days Total Digital includes both online and mobile platforms

Average Loans -2.8% linked quarter +2.5% year-over-year On a linked quarter basis, average total loans were lower primarily driven by a decline in total commercial loans, reflecting continued paydowns by corporate customers, partially offset by higher residential mortgages given the lower interest rate environment and higher GNMA buybacks. On a year-over-year basis, growth in average total loans was primarily driven by higher total commercial loans, reflecting the impact of loans made under the SBA’s Paycheck Protection Program, as well as growth in residential mortgages given the lower interest rate environment and higher GNMA buybacks. These increases were partially offset by lower credit card loans and home equity and second mortgages. $ in billions

Average Deposits +4.2% linked quarter +18.5% year-over-year Interest-bearing Deposits Average noninterest-bearing (NIB) deposits increased on both a linked quarter and year-over-year basis. On a linked quarter basis, the increase was primarily driven by Corporate and Commercial Banking, while increases across all business lines drove year-over-year growth. Average time deposits, which are managed based on funding needs, relative pricing and liquidity characteristics, were lower on both a linked quarter and year-over-year basis. On a linked quarter basis the decrease was primarily driven by Corporate and Commercial Banking. The growth in average NIB deposits and total average savings deposits year-over-year was primarily a result of the actions by the federal government to increase liquidity in the financial system, customers maintaining balance sheet liquidity by utilizing existing credit facilities and government stimulus programs. $ in billions

Credit Quality NCO Ratio -8 bps QoQ +6 bps YoY NPAs +2.2% QoQ +56.6% YoY $ in millions

Credit Risk Management – Consistent Underwriting Allowance for Credit Losses by Loan Class, 4Q20 Key Points Prime-based lender for retail portfolios Investment grade equivalent in commercial portfolios with limited leveraged lending Commercial Real Estate lending is relationship-based with consistent underwriting Disciplined Credit Underwriting, 4Q20   Wtd Avg FICO/Bond rating equivalent* Avg LTV* Residential mortgage 774 69% Home equity 795 62% Auto loan 793 96% Auto lease 786 95% Credit card 779 N/A Commercial Baa3/BBB- N/A Commercial real estate Ba1/BB+ 60%   Amount ($B) Loans and Leases Outstanding (%) Commercial $2.4 2.4% Commercial Real Estate $1.5 3.9% Residential Mortgage $0.6 0.8% Credit Card $2.4 10.5% Other Retail $1.1 2.0% Total $8.0 2.7% Debt rating agencies: Moody’s and S&P * FICO and LTV at origination

Credit Risk Management – COVID-19 Impacted Industries

Payment Relief*

Segments	As of 9/30/20 Outstanding Balances ($B)	As of 9/30/20 Segment Loans (%)	As of 12/31/20 Outstanding Balances ($B)	As of 12/31/20 Segment Loans (%)
Commercial	$0.4	0.4%	$0.1	0.1%
Commercial Real Estate	$0.7	1.6%	$0.3	0.8%
Residential Mortgages**	$4.2	5.5%	$2.8	4.2%
Credit Cards	$0.1	0.4%	$0.1	0.4%
Other Retail	$0.8	1.4%	$0.6	1.0%
Total	$6.2	2.0%	$3.8	1.4%

Commercial/Commercial Real Estate Exposures by Impacted Industries***

	As of 9/30/20 Loans (%)	As of 9/30/20 Commitments (%)	As of 12/31/20 Loans (%)	As of 12/31/20 Commitments (%)
Retail	4.1%	5.4%	3.8%	5.2%
Malls (Secured & REITs)	*0.5%*	*0.4%*	*0.4%*	*0.3%*
Energy	0.9%	2.2%	0.9%	2.2%
Media & Entertainment	2.1%	2.1%	2.0%	2.2%
Lodging	1.4%	1.1%	1.3%	1.0%
Airline	0.5%	0.6%	0.3%	0.5%

Key Points

- Commitments for impacted industries were generally stable to slightly lower from the prior quarter
- Volume of new payment relief has reached a steady state since peaking in April 2020
- Initial payment performance as borrowers exit payment relief is in line with expectations

* Payment relief generally includes payment deferrals, forbearances, extensions and re-ages, and excludes loans made under the Small Business Administration's ("SBA's") Paycheck Protection Program, as amounts due under that program are expected to be fully forgiven by the SBA.
** Residential mortgages are on balance sheet only and exclude GNMA Buybacks, which are government guaranteed. As of September 30, 2020, and December 31, 2020, 64.1% and 55.7%, respectively, of the GNMA Buybacks were in payment relief.
*** Excludes operating leases and discretionary unfunded commitments

U.S. BANCORP | 10

Earnings Summary

Notable Items

Net Interest Income Linked Quarter Net interest income decreased, primarily driven by a decline in average loan balances, higher premium amortization expense and lower yields on reinvestments in the investment portfolio, partially offset by the benefit of deposit and funding mix as well as higher loan fees. The net interest margin decreased, reflecting the impact of higher cash balances and premium amortization in the investment portfolio, partially offset by favorable loan and deposit mix. Year-over-Year Net interest income decreased, principally driven by the impact of lower rates from a year ago, partially offset by higher loan fees, deposit and funding mix as well as loan growth. The net interest margin decreased, primarily due to the impact of a lower yield curve and decisions to maintain higher cash balances for liquidity, partially offset by deposit and funding mix. -1.6% linked quarter -0.9% year-over-year $ in millions Net interest income on a taxable-equivalent basis; see slide 29 for calculation

Noninterest Income -6.0% linked quarter +4.7% year-over-year -1.0% excluding notable items Linked Quarter Payment services revenue decreased, driven by lower credit and debit card revenue and lower merchant processing services revenue due to the timing of stimulus payments through prepaid card processing in the third quarter of 2020 and lower sales volumes. Commercial products revenue decreased, primarily due to lower capital markets activities, partially offset by higher commercial loan and commercial leasing fees. Mortgage banking revenue decreased, due to lower production volume and related gain on sales as well as the unfavorable net impact of the change in fair value of mortgage servicing rights, net of hedging activities. Year-over-Year Payment services revenue decreased, driven by lower credit and debit card revenue due to lower net interchange revenue, partially offset by higher prepaid fees as a result of government stimulus programs in 2020. Deposit service charges decreased, primarily due to lower volume. Mortgage banking revenue increased, due to higher mortgage production and stronger gain on sale margins, partially offset by the unfavorable net impact of the change in fair value of mortgage servicing rights, net of hedging activities. $ in millions Payments = credit and debit card, corporate payment products and merchant processing Service charges = deposit service charges and treasury management All other = commercial products, investment products fees, securities gains (losses) and other

All Other Travel*** (Credit & Debit) Total Payment Services Payment Fees as a % of Net Revenue 2019 4Q20 Merchant Acquiring Retail Payment Solutions Corporate Payment Solutions All Other Revenue Total payments revenue, which includes net interest income and fee revenue, accounted for 27% of FY19 net revenue and 25% of 4Q20 net revenue Dip in 4Q20 Merchant services is driven by lockdowns and restrictions in Europe Payments sales volumes have rebounded since bottoming in April 2020 Travel & hospitality, airline, and travel & entertainment may take longer to recover, but the revenue impact is mitigated by our broad product set Merchant Acquiring Travel & Hospitality* 22% 16% Airline 15% 4% All Other 63% 80% CPS Travel & Entertainment 18% 5% All Other 82% 95% RPS** Travel*** (Credit & Debit) 7% 2% All Other 93% 98% % of Merchant Acquiring Volume 2019 4Q20 % of CPS Volume 2019 4Q20 % of RPS Volume 2019 4Q20 Merchant Sales Volume Growth YoY**** 0% CPS Sales Volume Growth YoY**** 0% RPS** Sales Volume Growth YoY**** 0% Travel & Hospitality* Airline Travel & Entertainment Total All Other All Other Total * Travel & Hospitality includes hotels, restaurants, entertainment & travel ** RPS includes credit, debit, and prepaid *** Travel includes airlines, auto rental, hotel/motel, other transportation, travel agencies **** Data ranging from January 2020 – December 2020

Noninterest Expense -0.2% linked quarter -1.1% year-over-year +5.1% excluding notable items Linked Quarter Compensation expense decreased, primarily due to lower business incentives and employee benefits expense decreased, primarily due to lower medical claims expense. Professional services expense increased, primarily due to seasonally higher spending. Marketing and business development expense increased, due to the timing of marketing campaigns supporting business development. Year-over-Year Compensation expense increased, due to merit and variable compensation related to business production in mortgage banking. Technology and communications expense increased, primarily due to the impact of increased call center volume related to prepaid cards and capital expenditures supporting business growth. Other noninterest expense, excluding the prior year notable items, increased, which reflected higher expenses for revenue-related costs and COVID-19, higher merger related costs and higher state franchise taxes, partially offset by lower costs related to tax-advantaged projects. $ in millions PPS = postage, printing and supplies

Capital Position * 2020 ratios calculated in accordance with transitional regulatory requirements related to the current expected credit losses methodology ** Non-GAAP; see slide 31 for calculations

Appendix

Average Loans vs. 4Q19 Average total loans increased by $7.4 billion, or 2.5% Average residential mortgage loans increased by $6.9 billion, or 9.9% Average commercial loans increased by $2.5 billion, or 2.4% Average credit card loans decreased by $2.2 billion, or 9.0% vs. 3Q20 Average total loans decreased by $8.7 billion, or 2.8% Average commercial loans decreased by $9.1 billion, or 7.9% Average residential mortgage loans increased by $1.0 billion, or 1.3% Key Points Year-over-Year Growth 3.9% 4.0% 10.0% 6.4% 2.5% Commercial CRE Res Mtg Retail Credit Card Average Loans ($bn)

Year-over-Year Growth 6.6% 8.2% 16.8% 15.9% 18.5% Time Money Market Checking and Savings Noninterest-bearing Average Deposits Key Points Average Deposits ($bn) vs. 4Q19 Average total deposits increased by $66.0 billion, or 18.5% Average low-cost deposits (NIB, interest checking, savings and money market) increased by $76.2 billion, or 24.3% vs. 3Q20 Average total deposits increased by $16.9 billion, or 4.2% Average low-cost deposits (NIB, interest checking, savings and money market) increased by $18.2 billion, or 4.9% $422.4

Credit Quality – Commercial Average Loans ($mm) and Net Charge-offs Ratio Key Statistics Key Points $mm4Q19 3Q20 4Q20 Average Loans$103,911 $115,489 $106,421 30-89 Delinquencies0.30% 0.22%0.31% 90+ Delinquencies0.08%0.06%0.05% Nonperforming Loans0.20% 0.41% 0.36% Linked Quarter Growth 0.2% 2.0% 20.8% (9.8%) (7.9%) Linked quarter loan decline of 7.9% was driven by lower revolving line utilization – utilization rates have continued to decline as corporate customers continue to pay down loans Net charge-offs remained elevated due to stress in certain industries impacted by COVID-19

A&D Const $228 Multi-family $4,073 Retail $226 Residential Construction $2,232 Office $975 Other $2,806 Resi Land $554 $mm4Q19 3Q20 4Q20 Average Loans$39,722$40,929$40,098 30-89 Delinquencies0.09% 0.23%0.47% 90+ Delinquencies0.01%0.00%0.01% Nonperforming Loans0.21% 0.82% 1.14% Performing TDRs*$160 $173 $153 Credit Quality – Commercial Real Estate Average Loans ($mm) and Net Charge-offs Ratio Key Statistics Key Points Linked Quarter Growth 1.9% 0.9% 2.5% (0.4%) (2.0%) Average loans decreased by 2.0% on a linked quarter basis Net charge-offs and nonperforming loans increased on a linked quarter basis due to stress in certain property types impacted by COVID-19 * TDR = troubled debt restructuring

Credit Quality – Residential Mortgage Average Loans ($mm) and Net Charge-offs Ratio Key Statistics Key Points $mm4Q193Q204Q20 Average Loans$69,909 $75,786 $76,809 30-89 Delinquencies0.22%0.31%0.49% 90+ Delinquencies0.17% 0.15% 0.22% Nonperforming Loans0.34%0.31%0.32% Linked Quarter Growth 1.9% 1.4% 0.3% 6.6% 1.3% Originations continued to be high credit quality (weighted average FICO of 774, weighted average LTV of 69%) Increase in performing TDRs mainly due to continued assistance provided to customers in need of payment relief related to the pandemic * Excludes GNMA loans, whose repayments are insured by the FHA or guaranteed by the Department of VA ($1,434 million in 4Q20)

Credit Quality – Credit Card Average Loans ($mm) and Net Charge-offs Ratio Key Statistics Key Points $mm4Q193Q204Q20 Average Loans$24,107 $22,052 $21,937 30-89 Delinquencies1.30%0.94%1.04% 90+ Delinquencies1.23%0.91%0.88% Nonperforming Loans0.00%0.00%0.00% Linked Quarter Growth 1.8% (1.1%) (9.8%) 2.5% (0.5%) Decrease in average loans was driven by lower consumer spending and reduced marketing during the pandemic Credit quality of new originations remained strong reflecting pandemic tightened underwriting Late-stage delinquencies and net charge-off rates decreased linked quarter driven by broadly available payment relief options for consumers impacted by the pandemic

Credit Quality – Home Equity Average Loans ($mm) and Net Charge-offs Ratio Key Points Linked Quarter Growth (2.4%) (2.5%) (3.0%) (5.8%) (5.4%) Key Statistics Key Statistics $mm4Q193Q204Q20 Average Loans$15,221 $13,551 $12,816 30-89 Delinquencies0.51%0.35%0.55% 90+ Delinquencies0.32%0.37%0.38% Nonperforming Loans0.77%0.77%0.86% Loans: 9% Wtd Avg LTV*: 75% Wtd Avg FICO*: 751 Lines: 91% Wtd Avg LTV*: 69% Wtd Avg FICO*: 757 *LTV and FICO at origination High-quality originations (weighted average FICO on commitments of 795, weighted average CLTV of 62%) driven primarily through the retail branch network to existing bank customers on their primary residences Net charge-offs continued to decline on a linked quarter basis

Credit Quality – Retail Leasing Average Loans ($mm) and Net Charge-offs Ratio Key Statistics Key Points $mm4Q193Q204Q20 Average Loans$8,486 $8,438 $8,299 30-89 Delinquencies0.53%0.38%0.43% 90+ Delinquencies0.05%0.06%0.05% Nonperforming Loans0.15%0.17%0.16% Linked Quarter Growth 0.5% (0.1%) (0.7%) 0.3% (1.6%) Continued high-quality originations during 4Q20 (weighted average FICO of 786) Delinquencies remained at low levels Credit losses include end of term losses on residual values as of 1/1/2020. Residual losses included in net charge-offs for 4Q20 were $8 million for the quarter compared to $18 million in noninterest income for 4Q19 * Manheim Used Vehicle Value Index source: www.manheimconsulting.com, January 1995 = 100, quarter value = average monthly ending values

Credit Quality – Other Retail Average Loans ($mm) and Net Charge-offs Ratio Key Statistics Key Points $mm4Q193Q204Q20 Average Loans$33,509 $34,773 $35,928 30-89 Delinquencies0.81%0.51%0.60% 90+ Delinquencies0.13%0.07%0.10% Nonperforming Loans0.11%0.10%0.09% Linked Quarter Growth 0.2% 0.1% 0.0% 3.6% 3.3% Average loans increased linked quarter due to strong volume in recreational vehicle and boat loans Delinquency and charge-offs remained at low levels driven by fiscal stimulus and broadly available payment relief options for consumers impacted by the pandemic

Credit Quality – Auto Loans Average Loans ($mm) and Net Charge-offs Ratio Key Statistics Key Points $mm4Q193Q204Q20 Average Loans$19,434 $18,823 $19,390 30-89 Delinquencies1.06%0.68%0.83% 90+ Delinquencies0.10%0.05%0.11% Nonperforming Loans0.15%0.15%0.13% Direct: 4% Wtd Avg FICO: 758 NCO: 0.33% Indirect: 96% Wtd Avg FICO: 783 NCO: 0.31% Linked Quarter Growth 0.0% (0.8%) (2.7%) 0.3% 3.0% Originations remain high quality reflecting pandemic tightened underwriting (weighted average FICO of 793) Delinquency and charge-offs remained at low levels driven by fiscal stimulus and broadly available payment relief options for consumers impacted by the pandemic Auto loans are included in Other Retail category

Non-GAAP Financial Measures (4), (5), (6), (7) – see slide 32 for corresponding notes

Non-GAAP Financial Measures (1), (7) – see slide 32 for corresponding notes

Non-GAAP Financial Measures * Preliminary data. Subject to change prior to filings with applicable regulatory agencies. (1), (2), (3) – see slide 32 for corresponding notes

Notes Includes goodwill related to certain investments in unconsolidated financial institutions per prescribed regulatory requirements. Includes the estimated increase in the allowance for credit losses related to the adoption of the current expected credit losses methodology net of deferred taxes. Includes the impact of the estimated increase in the allowance for credit losses related to the adoption of the current expected credit losses methodology. Based on a federal income tax rate of 21 percent for those assets and liabilities whose income or expense is not included for federal income tax purposes. Notable items related to noninterest income for the three months ended December 31, 2019 include: $140 million derivative liability charge related to previously sold Visa shares. Notable items related to noninterest expense for the three months ended December 31, 2019 include: $200 million of severance charges and asset impairments. Notable items for the three months ended December 31, 2019 include: $112 million (after-tax) derivative liability charge related to previously sold Visa shares and $160 million (after-tax) of severance charges and asset impairments.

U.S. Bancorp 4Q20 Earnings Conference Call January 20, 2021